Exhibit 3.50
ARTICLES OF INCORPORATION
OF
EDUCARE COMMUNITY LIVING-TEXAS LIVING CENTERS, INC.
ARTICLE ONE
The name of the corporation is EDUCARE COMMUNITY LIVING-TEXAS LIVING CENTERS, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act,
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) of par value of One Dollar and No/100 (1.00) each.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance ‘of shares consideration of the value of one Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.
ARTICLE SIX
The street address of its initial registered office is 4629 Lemon Tree, Garland, Texas 75043, and the name of its initial registered agent at such address is Ronald D. Palmer.
ARTICLE SEVEN
The number of directors constituting the initial board of directors is two (2), and the name(s) and address(s) of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Ronald D. Palmer	4629 Lemon Tree Garland, Texas 75043
Stephanie Palmer	4629 Lemon Tree Garland, Texas 75043

ARTICLE EIGHT
The name and address of the incorporators are:

Ronald D. Palmer Stephanie Palmer	4629 Lemon Tree Garland, Texas 75043 4629 Lemon Tree Garland, Texas 75043
ARTICLE NINE
The initial bylaws shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws is vested in the board of directors, subject to repeal by action of the shareholders.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this                      day of                                         , 1996 .

/s/ Ronald D. Palmer
Ronald D. Palmer

/s/ Stephanie Palmer
Stephanie Palmer